SECURITIES AND EXCHANGE COMMISSION


                      Washington, D.C.  20549


                             FORM 8-K



                           CURRENT REPORT



  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




    Date of Report (Date of earliest event reported)     April 28, 1994

                           TRITON ENERGY CORPORATION
          (Exact name of registrant as specified in its charter)


                Texas           1-7864                  75-1151855
           (State or other       (Commission File       (IRS Employer
            jurisdiction of       Number)                Identification No.)
           incorporation)





         Registrant's telephone number, including area code  (214) 691-5200






                                      N/A
           (Former name or former address, if changed since last report)

Item 5.  Other Events.



    As indicated in the attached press release, on April 28, 1994, Crusader Limited, 49.9% of whose capital stock is owned by the Company, completed the private placement of $41 million principal amount of ten year exchangeable notes. The notes bear interest at 6% per annum and may be exchanged for the 1,114,044 shares of Triton Common Stock owned by Crusader at the rate of $36.75 principal amount per share.


Item 7.  Financial Statements and Exhibits.


             		Exhibit No. 		                	Description

           		     99		              	Press release dated April 28, 1994

                           SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              						TRITON ENERGY CORPORATION




Date:  May 2, 1994			              	By: /s/ Robert B. Holland, III
                                        Robert B. Holland,III, Senior Vice
                                 							President and General Counsel

Exhibit 99

29 April 1994



	ANNOUNCEMENT TO:		                   THE AUSTRALIAN STOCK EXCHANGE
                                   							(BRISBANE) LIMITED
                                						ASSOCIATED EXCHANGES
                                						PRESS/MEDIA


                CRUSADER LIMITED ANNOUNCES MAJOR REFINANCING


   The Chairman of Crusader Limited, Mr. J.G.A. Tucker, announced today that Crusader had successfully completed a US$41 million (A$56 million) capital raising in the US market. The company has issued ten year exchangeable notes, with interest fixed at 6% per annum. The notes are exchangeable into 1,114,044 Triton Energy Corporation (Triton) shares which Crusader holds. The exchangeable notes will not be listed and are held by a number of US institutional investors. Triton is a 49.9% shareholder in Crusader.

   Mr. Tucker said that the purpose of the issue is to reorganize the debt profile and provide additional working capital.

   The price at which the notes can be exchanged into Triton shares is US$36.75 per share compared to current market price of Triton shares of US$28.50 as of last quote New York 28 April
1994.

	  The notes can be exchanged at any time after 90 days at the option of the holders. They can be repaid by Crusader between the fourth and fifth anniversary of the issue, providing that Triton's then share price has been at least 130% of the exchange price for a period of 30 days, and can be repaid at any time by Crusader after the fifth anniversary.

  The Triton shares are to be held in escrow in the USA for the period of the notes to secure the rights of exchange of the note holders.

  The transaction was arranged in the US at Crusader's request by Triton, and Crusader was independently advised on the transaction by Graham & Company Limited, Brisbane.

   Mr. Tucker said the refinancing had considerable advantages to Crusader, including lengthening the maturity of borrowings, and removal of reliance on short-term bank facilities, and carries a fixed rate of interest at a time when interest rates appear to have bottomed.

  A large proportion of Crusader's income is denominated in US
Dollars, or is affected by movements in the US$/A$ exchange rate, consequently this borrowing provides a natural hedge.

  The Triton shares were acquired prior to September 1985 and therefore will not be subject to capital gains tax on exchange if and when exchange occurs.

  For further information contact A.M. Davis, Company Secretary,
Crusader Limited.  Phone:  (07) 221.6516



For and on behalf of the Board of Directors:



/s/ A.M. Davis
A.M. Davis

Company Secretary